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                                   EX-99.B8(a)


DOMESTIC CUSTODY AGREEMENT



To:       THE CHASE MANHATTAN BANK
          Institutional Client Services
          4 New York Plaza, 4th Floor
          New York, New York 10004


Gentlemen:

     We hereby request you to open and to maintain a Custody Account in our name and to hold therein as our custodian, upon the following terms and conditions, all stocks, bonds, rights, warrants and other negotiable and non-negotiable paper issued in certificated or book-entry form and commonly treated or dealt with on securities exchanges or securities markets as shall be received by and acceptable to you for the Custody Account (hereinafter referred to as "securities"). As used herein, the term Custody Account shall include all such Custody Accounts opened pursuant to this Domestic Custody Agreement (the "Agreement").

     Securities held by you for the Custody Account shall be segregated at all times from your proprietary assets.

     1. TRANSACTIONS. Unless you receive contrary written instructions from us, and subject to the provisions of this Agreement, you are authorized:

          (a) to receive all interest and dividends payable on the securities and (except as hereinafter set forth in the section entitled "Miscellaneous") to credit such interest and dividends to the demand deposit cash account of ours with you designated by us to receive all sums collected in respect of transactions in the Custody Account (each such account a "Cash Account");

          (b) to credit all proceeds received from sales and redemptions of securities to the Cash Account;

          (c) to debit the Cash Account for the cost of acquiring securities for the Custody Account;

          (d) to present obligations (including coupons) for payment upon maturity, when called for redemption and when income payments are due;

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          (e)  to exchange securities for other securities where the exchange is purely ministerial as, for example, the exchange of securities in temporary form for securities in definitive form or the mandatory exchange of certificates;

          (f) to sell fractional interests resulting from a stock split or a stock dividend and to credit the Cash Account with the proceeds thereof;

          (g) to execute in our name, whenever you deem it appropriate, such ownership and other certificates as may be required to obtain payments with respect to, or to effect the sale, transfer or other disposition of, securities in the Custody Account and to guarantee as our signature the signature so affixed;

          (h) to receive and hold in the Custody Account securities which have transfer limitations imposed upon them by the Securities Act of 1933, as amended; and

          (i) to convert moneys received with respect to securities of foreign issue into United States dollars whenever it is practical to do so through customary banking channels. In effecting such conversion you may use any method or agency available to you, including the facilities of your own divisions, subsidiaries or affiliates. You shall incur no liability on account of any loss suffered or expense incurred as a result of such conversion, including, without limitation, losses arising from fluctuations in exchange rates affecting any such conversion.

     2. INSTRUCTIONS. You are authorized to rely and act upon all further written instructions given or purported to be given by one or more officers, employees or agents of ours (i) authorized by or in accordance with a corporate resolution of ours delivered to you or (ii) described as authorized in a certificate delivered to you by our Secretary or an Assistant Secretary or similar officer of ours (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this paragraph is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other securities or to transfer funds in the Cash Account.) You may also rely and act upon instructions when bearing or purporting to bear the facsimile signature of any of the individuals designated by an Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to you by any of such Authorized Officers, our Secretary or an Assistant Secretary or similar officer of ours. In addition, you may rely and act upon instructions received by telephone,


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telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to you which you believe in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which you may specify. You may also rely and act upon instructions transmitted electronically through your TITAN Data Entry System or any similar electronic instruction system acceptable to you. You shall incur no liability to us or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this paragraph. Any instructions delivered to you by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but you shall incur no liability for our failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instructions which you received, the failure of any such written confirmation to be signed or properly signed, or your failure to produce such confirmation at any subsequent time. You shall incur no liability for refraining from acting upon any instructions which for any reason you, in good faith, are unable to verify to your own satisfaction. With respect to instructions received hereunder to transfer funds from the Cash Account to any other account or party, we agree to implement any callback or other authentication method or procedure or security device required by you at any time or from time to time. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by your safekeeping account administrator with reasonable opportunity to act thereon. Your authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which we may give you regarding our accounts with you.

     We agree that, if you require test arrangements, authentication methods or procedures or other security devices to be used with respect to instructions which we may give hereunder, thereafter instructions given by us shall be given and processed in accordance with terms and conditions for the use of such arrangements, methods or procedures or devices as you may put into effect and modify from time to time. We shall safeguard any testkeys, identification codes or other security devices which you make available to us and agree that we shall be responsible for any loss, liability or damage incurred by you or by us as a result of your acting in accordance with instructions from any unauthorized person using the proper security device. You may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Custody Account or transactions pursuant to this Agreement.

     If you are instructioned by us to purchase or sell securities for the Custody Account you may enter purchase and sale orders and confirmations, and perform any other acts incidental or necessary to the performance thereof with brokers or dealers or similar agents selected by you, including any broker or dealer or similar


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agent affiliated with you, for our account and risk in accordance with accepted industry practices in the relevant market.

     Except as may be provided otherwise herein, you are authorized to execute our instructions and take other actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to us and, in accordance with such practices, you may retain agents, including subsidiaries or affiliates of yours, to perform certain of such functions.

     In acting upon instructions to deliver securities against payment, you are authorized, in accordance with customary securities processing practices, to deliver such securities to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the securities were so delivered before the close of business on the same day.

     3. REGISTRATION. Unless you receive contrary instructions from us, you are authorized to keep securities in your own vaults or in book entry form registered in your name or in the name of your nominee or nominees or, where securities are eligible for deposit in a Depository (hereinafter defined), such as The Depository Trust Company, the Federal Reserve Bank of New York or Participants Trust Company, you may use any such Depository and permit the registration of registered securities in the name of its nominee or nominees, and we agree to hold you and the nominees harmless from any liability as holders of record. We shall accept the return or delivery of securities of the same class and denomination as those deposited with you by us or otherwise received by you for the Custody Account, and you need not retain the particular certificates so deposited or received.

     If any of our securities registered in your name or the name of your nominee or held in a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such securities, you are authorized to allot the called portion to the respective beneficial holders of the securities in any manner deemed to be fair and equitable by you in your sole discretion.

     4. STATEMENTS. You shall notify us of each securities transaction effected for the Custody Account and of income on and redemptions of the securities in the Custody Account, as well as furnish us a listing of such securities, at such times upon which you and we mutually agree. Periodic statements shall be rendered to us as we may reasonably require, but not less frequently than monthly. You shall at all times maintain proper books and records that shall identify the securities as ours. To assist us in complying with the requirements of the Investment Company Act of 1940 and the rules and regulations thereunder, you shall, upon receipt of instructions, establish and maintain a segregated account or accounts on your books for and on behalf of the Fund.


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 Your books and records relating to the Custody Account shall be available for inspection upon reasonable notice to you during your regular business hours by duly authorized officers, employees, or agents of ours, or by legally authorized regulatory officials who are then in the process of reviewing our financial affairs upon proof to you of such official status.

     Unless we shall send to you a written exception or objection to any statement of account within 60 days of our receipt of such statement from you, we shall be deemed to have approved such statement. In such event, or where we have otherwise approved such statement, you shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where we and all persons having or claiming an interest in the Custody Account or Cash Account were parties.

     5. CORPORATE ACTIONS. You shall send us such proxies (signed in blank, if issued in your name or the name of your nominee or a nominee of a Depository) and communications with respect to securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by you for forwarding to customers. In addition, you shall follow coupon payments, redemptions, exchanges or similar matters with respect to securities in the Custody Account and advise us of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which you receive notice at your central corporate actions department from the issuer or from the Depository in which such securities are held or notice published in publications and reported in reporting services routinely used by you for this purpose.

     6. CUSTODIAN RESPONSIBILITY. Except as provided in the next following paragraph, you shall be obligated to indemnify us for any loss of securities credited to the Custody Account resulting from (i) the negligence or willful misconduct of you or your officers, employees or agents retained by you to hold such securities or (ii) the burglary, robbery, hold-up, theft or mysterious disappearance, including loss by damage or destruction. In the event of a loss of securities in the Custody Account for which you are required to indemnify us pursuant to the immediately preceding sentence, at your option, you shall promptly replace such securities (by among other means posting appropriate security or bond with the issuer(s) of such securities and obtaining their reissue) or the value thereof (determined based upon the market value of the securities which are the subject of such loss as of the date of the discovery of such loss) and the value of any loss of rights or privileges resulting from the loss of such securities. The foregoing indemnity shall be your exclusive liability to us for your loss of securities from the Custody Account. In respect of all your other duties and obligations pursuant to the terms of this


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Agreement, you shall be liable to us only to the extent of our general damages suffered or incurred as a result of any act or omission of you or your officers, employees or agents which constitutes negligence or willful misconduct. General damages shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of ours or of any transaction, whether or not you have been advised of any such special conditions or circumstances. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable to us under this Agreement for special, indirect or consequential loss or damage of any kind whatsoever, whether or not you are advised as to the possibility of such loss or damage and regardless of the form of action any such loss or damage may be claimed.

     You shall not be liable for the acts or omissions of (or the bankruptcy or insolvency of) any Depository. If, however, as a result of any act or omission of, or the bankruptcy or insolvency of, any Depository we suffer any loss or liability, you will take such steps with respect thereto in order to effect a recovery as you shall reasonably deem appropriate under the circumstances (including the bringing and settling of legal proceedings), provided that unless you shall be liable as set forth in the immediately preceding paragraph of this Agreement, for such loss or liability by virtue of the negligence or misconduct of you or your officers, employees or agents, the amount of any cost or expense in effecting, or attempting to effect, such recovery shall be for our account, and you shall have the right to charge such cost or expense to the Cash Account. We further agree to be bound by the Depository rules and procedures applicable to you as a participant in respect of any securities held by you in your account with such Depository. "Depository" shall mean a federal reserve bank and any "clearing corporation" as defined under Article 8 of the New York Uniform Commercial Code, as amended from time to time.

     All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by you as our agent, at our risk with respect to our actions or omissions and those of persons other than you, including, without limitation, the risk associated with the securities processing practice of delivering securities against a receipt and the risk that the counterparty in any transaction into which we enter will not transfer funds or securities or otherwise perform in accordance with our expectation of its obligations thereunder (including, without limitation, where, as a result of such nonperformance, a Depository reverses, or requires repayment of, any credit given in connection with the transfer of securities).

     In no event shall you be responsible or liable for any loss due to forces beyond your control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, closure or disruption of any market, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this


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Agreement, and other causes whether or not of the same class or kind as specifically named above. In the event that you are unable substantially to perform for any of the reasons described in the immediately preceding sentence, you shall so notify us as soon as reasonably practicable.

     You shall be responsible for only those duties expressly stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and accepted by you and, without limiting the foregoing, you shall have no duty or responsibility:

          (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, securities relating to the Custody Account, or to maintain any insurance on securities in the Custody Account for our benefit;

          (b) with regard to any security in the Custody Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;

          (c) except as otherwise specifically provided in this section under the heading "Custodian Responsibility", for any act or omission, or for the solvency or insolvency, or notice to us of the solvency or insolvency, of any broker or agent which is selected by you with reasonable care or by us or any other person to effect any transaction for the Custody Account or to perform any service under this Agreement;

          (d) to report to us regarding the financial condition of any person, firm or corporation to which you deliver securities or funds pursuant to this Agreement;

          (e) for any loss occasioned by delay in the actual receipt of notice by you of any payment, redemption or other transaction in respect to which you are authorized to take some action pursuant to this Agreement; or

          (f) for any errors or omissions made by any securities pricing service used by you to value securities credited to the Custody Account as part of any service subscribed to by us from you.

     7. SETTLEMENTS. We agree with you that all credits of securities and proceeds by you to the Custody Account and the Cash Account, respectively, on the settlement or payable date shall be provisional when made and you shall be entitled to reverse any such credits subject to actual receipt or collection of immediately available funds.


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     We shall have sufficient immediately available funds each day in the Cash
Account to pay for the settlement of all securities delivered against payment to you and credited to the Custody Account. Should we fail to have sufficient immediately available funds in the Cash Account to settle these deliveries of securities pursuant to the preceding sentence (a "Deficit"), you, in your sole discretion, may elect (i) to reject the settlement of any or all of the securities delivered to you that day to the Custody Account, (ii) to settle the deliveries on our behalf and debit the Cash Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by you for our failure to have sufficient immediately available funds in the Cash Account by the applicable settlement deadline for you, or
(iii) to reverse the posting of the securities credited to the Custody Account.

     You shall have the right to reverse any erroneous or provisional credit entries to the Cash Account retroactively to the date upon which the correct entry, or no entry, should have been made.

     The foregoing rights are in addition to and not in limitation of any other rights or remedies available to you under this Agreement or otherwise. Any advances made by you to us in connection with the purchase, sale, redemption, transfer or other designation of securities or in connection with disbursements of funds to any party, which create or result in an overdraft in the Cash Account shall be deemed a loan by you to us, payable on demand, and bear interest on the amount of the loan each day that the loan remains unpaid at your prime rate in effect as announced by you from time to time, plus the cost to you of any required reserves. We shall also bear the cost of any Federal Reserve Bank daylight overdraft charge incurred by you and allocated to transactions effected for the Custody Account or the Cash Account.

     No prior action or course of dealing on your part with respect to the settlement of securities transactions on our behalf shall be used by or give rise to any claim or action by us against you for your refusal to pay or settle for a securities transaction we have not timely funded as required herein.

     8. RESPONSIBLE AS PRINCIPAL. We agree that we shall be responsible to you as a principal for all of our obligations to you arising under or in connection with this Agreement, notwithstanding that we may be acting on behalf of other persons, and we warrant our authority to deposit in the Custody Account and Cash Account, respectively, any securities and funds which you or your agents receive therefor and to give instructions relative thereto. We further agree that you shall not be subject to, nor shall your rights and obligations with respect to this Agreement and the Custody Account or the Cash Account be affected by, any agreement between us and any such person.


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     9.   CREDITING AND DEBITING PROCEDURES.  With respect to all transactions for the Custody Account and the Cash Account, including, without limitation, dividend and interest payments and sales and redemptions of securities, availability of funds credited to the Custody Account and Cash Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Furthermore, with respect to all purchases and sales of securities for the Custody Account, the proceeds from the sale of securities shall be credited to the Cash Account on the date proceeds are received by you and the cost of securities purchased shall be debited to the Cash Account on the date securities are received by you, unless we request your contractual settlement service for the Custody Account in which case the following provisions shall apply with respect to the delivery and receipt of securities for the Custody Account for those securities and transactions as to which you customarily offer this service.

          (a) When we instruct you to deliver or receive securities, on the contractual settlement date you shall credit the Cash Account with the expected proceeds of the transaction and debit the Custody Account for the securities which we have instructed you to deliver, in the case of deliveries, and debit the Cash Account for the cost of the securities which we have instructed you to receive and credit the Custody Account with such securities, in the case of receives. These credits and debits are provisional accounting entries which you shall reverse on our instructions and which you may reverse, even in the absence of instructions from us, if the transaction with respect to which they were made fails to settle within a reasonable period, determined by you in your discretion, after the contractual settlement date, except that if you deliver securities which are returned by the recipient thereof, you may reverse such credits and debits at any time. You have no obligation to use this crediting and debiting procedure with respect to a delivery of securities if we do not have actually in our account sufficient securities to make the delivery.

          (b) As with other transactions processed by you, your responsibility with respect to transactions for which you use this crediting and debiting procedure shall be governed by the provisions of this Custody Agreement, including the section headed "Custodian Responsibility". We agree that your using this procedure is not an assurance by you that the transaction will actually settle on the contractual settlement date and does not impose any additional responsibility on you with respect to the transaction. Without limiting your right to reverse credits and debits described above, the account statements which you furnish to us shall reflect transactions as to which you use this procedure as if they had actually settled on the contractual settlement date, unless prior to the date to which the statement relates, you have reversed such credits and debits.


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          (c)  We agree that you may terminate this contractual settlement service to us at any time and for any reason.

     With respect to securities or transactions as to which you do not customarily offer this service, you shall (i) in the case of deliveries of securities, credit the proceeds of the transaction to the Cash Account on the date they are received by you and debit the securities from the Custody Account on the date they are delivered by you, and (ii) in the case of securities received, debit the Cash Account for the cost of such securities and credit the Custody Account with such securities on the date the securities are received by you.

     10. SWEEP OF CASH BALANCES. Unless you receive contrary instructions from us, you are directed automatically to arrange for the investment of cash in the Cash Account in mutual funds (including, without limitation, the VISTA Money Market Funds and any other mutual fund with respect to which you or an affiliate or subsidiary of yours serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian and regardless of whether or not you or an affiliate or subsidiary of yours receives any fees for services rendered to any such mutual fund in addition to the fees received by you pursuant to this Agreement, all of which such fees you are specifically authorized to retain) or money market accounts (including, without limitation, accounts of yours or an affiliate or subsidiary of yours) which you make available for such purposes and which we shall select through instructions to you. Further, in this regard, you are directed automatically to arrange for the redemption of such mutual fund shares or for the withdrawal of amounts from such money market accounts as may be necessary to avoid any potential overdraft hereunder that you perceive based upon the information available to you at the time of such redemption or withdrawal. We agree that we shall read the prospectus for any mutual fund prior to investing and acknowledge that investments in mutual fund shares are not insured by the Federal Deposit Insurance Corporation and are not obligations of or guaranteed by you.

     11. TAXES. (a) You are authorized and directed, unless otherwise instructed in particular transactions, to claim exemption from transfer taxes on all transfers and deliveries of securities held for the Custody Account; and

     (b) Unless we have already done so, we shall deliver promptly to you with respect to each Custody Account established under this Agreement, two duly completed and executed copies of the proper United States Internal Revenue Service forms: (i) Form W-9, if we are a U.S. citizen or resident person; and
(ii) Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), if we are a nonresident person, certifying our status as a nonresident person, and that we are entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. We agree to provide duly executed and


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completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by us to you. We further agree to pay, indemnify, and hold you harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, you (i) to pay, withhold or report any Federal, state or foreign taxes imposed on, or in respect of, the property held in the Custody Account(s), or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by you to pay, withhold or report tax or income is a result of (x) our failure to comply with the terms of this sub-paragraph, or
(y) your own acts or omissions; provided, however, we shall not be liable to you for any penalty or additions to tax due as a result of your failure to pay or withhold tax or to report to us interest, dividend or other income paid or credited to the Cash Account solely as a result of your negligent acts or omissions.

     12. OTHER ACCOUNTS. From time to time we may instruct you to open and maintain more than one Custody Account for us. Unless we and you otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

     13. FEES, INDEMNIFICATION. We agree to pay you compensation for your services pursuant to this Agreement at the fees of which you shall notify us from time to time. We also agree to hold you and your officers, employees and agents harmless from, and to indemnify and reimburse you and them for, all claims, liabilities, losses, damages and expenses (including out-of-pocket and incidental expenses and legal fees) incurred by you or them in connection with or relating to the Custody Account or your acting under this Agreement, provided that you or they, as the case may be, have not acted with negligence or willful misconduct with respect to the events resulting in such claims, liabilities, losses, damages or expenses.

     14. LIEN. We hereby pledge, assign and grant to you a continuing security interest in, and a lien on the securities in the Custody Account and any securities in your possession or under your control for credit to the Custody Account, and you shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code, as amended, as security for any and all obligations, matured or not matured, direct or indirect, absolute or contingent, now due or hereafter to become due of us to you pursuant to this Agreement; provided,however, if the Custody Account in which such securities are credited is clearly designated on your records as an account in which our interest is that of an agent or fiduciary for others, your security interest in a particular security in such account will terminate at the time we pay to you the settlement amount for such security in immediately available funds.


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     15.  SET-OFF.  You may, without notice to us, setoff any sums held for us or standing to the credit of any of our cash accounts with you in or towards the satisfaction of any obligation of us to you under this Agreement, whether or not any such sums or credits or obligations are matured or unmatured, direct or indirect, absolute or contingent, and may do so notwithstanding that the accounts may be maintained at different branches of yours and may not be expressed in the same currency.

     16. TERMINATION. Either party may terminate this Agreement at any time upon thirty days written notice. Notice by us shall specify the names of the persons to whom you shall deliver the securities in the Custody Account and to whom the cash in the Cash Account shall be paid. If notice of termination is given by the you, we shall, within thirty (30) days following the giving of such notice, deliver to you a written notice specifying the names of the persons to whom you shall deliver the securities in the Custody Account and to whom the Cash in the Cash Account shall be paid. In either case, you will deliver such securities and cash to the persons so specified. You may in your discretion withhold from such delivery such cash and securities as may be necessary to settle transactions pending at the time of such delivery. If within thirty (30) days following the giving of a notice of termination by you, you do not receive from us a written notice specifying the names of the persons to whom you shall deliver the securities in the Custody Account and to whom the cash in the Cash Account shall be paid, you may, at your election, deliver such securities and pay such cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such securities and cash until a written notice as aforesaid is delivered to you, provided that your obligations shall be limited to safekeeping. Our obligations pursuant to the paragraphs under the headings "Registration", "Settlements" and "Fees, Indemnification" shall survive the termination of this Agreement.


     17. NOTICES. Notices with respect to termination, specification of Authorized Officers and terms and conditions for instructions required hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, by courier service or by mail, postage prepaid, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

     To us at:

               Mason Street Funds, Inc.
               c/o The Northwestern Mutual Life Ins. Co.
               Public Markets/Investment Operations
               720 East Wisconsin Avenue
               Milwaukee, WI  53202


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

          To you, to the attention of the individual designated by you as the safekeeping account administrator for our account, at:

                    The Chase Manhattan Bank
                    Institutional Client Services
                    4 New York Plaza, 4th Floor
                    New York, New York 10004

          18. GOVERNING LAW, SUCCESSORS AND ASSIGNS, HEADINGS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on our and your respective successors and assigns. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

          19. PRIOR PROPOSALS. This Agreement (including any Riders relating to additional services in respect of the Custody Account we may request of you) shall contain the complete agreement of the parties hereto with respect to the Custody Account (except as may be expressly provided to the contrary herein) and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both of the parties hereto. This Agreement shall become effective upon execution hereof by us and acceptance by you.

          20. SEPARABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          21. RESERVATION OF RIGHT. You shall have the right not to accept for deposit to the Custody Account any securities which are in a form or condition which you, in your sole discretion, determine not to be suitable for the services you provide under this Agreement.

          22. ADDITIONAL DUTIES. If we shall ask you to perform duties or responsibilities not specifically set forth in this Agreement and you choose to perform such additional duties or responsibilities, you shall be held to the same standard of care and you shall be entitled to all the protective provisions (including but not limited to limitation of liability and indemnification) set forth herein.

          23. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.

          24. MISCELLANEOUS. We understand that we may request to have a Custody Account established under this Agreement which is not linked to a Cash Account. We understand further that with respect to any such Custody Account so established any funds received by you in respect of transactions for such Custody Account will be credited to the Custody Account and, further, funds credited to the Custody Account must be transferred by us by means of instruction (a "payment order") to one of your account administrators assigned by you for the Custody Account, which you will identify to us. We agree that payment orders and communications seeking to cancel or amend payment orders which are issued by telephone, telecopier or in writing shall be subject to a mutually agreed security procedure and you may execute or pay payment orders issued in our name when verified by you in accordance with such procedure.

          In executing or paying a payment order you may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. We assume full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to you in our name.

          With respect to any Custody Account established under this Agreement which is not linked to a Cash Account, all references to Cash Account shall be read to mean Custody Account.

          25. REPRESENTATION. You represent and warrant that you are qualified as a custodian under Section 26(a) of the Investment Company Act of 1940 and warrant that you will remain so qualified or upon ceasing to be so qualified shall promptly notify us in writing.



                                         MASON STREET FUNDS, INC. (on behalf of
                                         the _______________ Fund)


                                        By:
                                           -------------------------------------

                                        Title:
                                                  ------------------------------

                                        Date:
                                                  ------------------------------


Accepted by:

THE CHASE MANHATTAN BANK

By:
   ---------------------

Title:
      ------------------

Date:
     -------------------


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